Exhibit 99.1

RenaissanceRe Holdings Ltd. to Acquire Platinum Underwriters in $1.9 Billion Transaction

Expands Market Presence, Product Offerings and Client Relationships

Accelerates Growth in U.S. Specialty and Casualty Reinsurance Business

Transaction Accretive to RenaissanceRe’s Shareholders

PEMBROKE, Bermuda, November 24, 2014 — RenaissanceRe Holdings Ltd. (NYSE: RNR) (“RenaissanceRe” or the “Company”) and Platinum Underwriters Holdings, Ltd. (NYSE: PTP) (“Platinum”) announced today that the companies have entered into a definitive merger agreement under which RenaissanceRe will acquire Platinum. Under the terms of the transaction, the common shareholders of Platinum will receive $76.00 per common share in stock and cash, or approximately $1.9 billion. RenaissanceRe expects the transaction to be accretive to book value per share and earnings per share and that the combined company will have substantial financial strength and flexibility post-closing.

Kevin J. O’Donnell, President and Chief Executive Officer of RenaissanceRe, commented: “We are very pleased to have entered into the definitive agreement to acquire Platinum. It is a well-run company and its integration with RenaissanceRe will benefit our combined companies’ clients through an expanded product offering and broker relationships. It will also accelerate the growth of our U.S. specialty and casualty reinsurance platform and as a result, create enhanced value for our shareholders.”

Mr. O’Donnell continued: “Platinum is a company we know well as we supported its formation and initial public offering in 2002. Platinum’s disciplined approach to underwriting and risk management is a strategic and cultural fit for RenaissanceRe and its book of business will be integrated within our risk management framework. After the transaction closes, we anticipate our combined company will continue to have the very strong capital and liquidity position you have come to expect from RenaissanceRe.”

The aggregate consideration for the transaction will consist of 7.5 million RenaissanceRe common shares, valued at approximately $761 million, and $1.16 billion of cash. The cash consideration will be funded through a pre-closing dividend from Platinum, RenaissanceRe available funds and the proceeds from the issuance of new senior debt.

The acquisition price of $76.00 represents a 24% premium to Platinum’s closing price per common share as of November 21, 2014. At closing, Platinum shareholders will receive a $10.00 per share special pre-closing dividend and will be entitled to elect to receive, for each Platinum share held, either (i) $66.00 in cash, (ii) 0.6504 RenaissanceRe common shares or (iii) 0.2960 RenaissanceRe common shares and $35.96 in cash. All elections will be subject to proration such that RenaissanceRe issues exactly 7.5 million common shares. Following completion of the transaction, Platinum’s existing shareholders will own approximately 16% of RenaissanceRe’s outstanding shares.

RenaissanceRe’s senior management team, led by Kevin O’Donnell, and eleven member Board of Directors will remain in place. The combined company will retain RenaissanceRe’s name and headquarters.

For the twelve months ended September 30, 2014, the two companies had pro forma gross premiums written of $2.0 billion. Shareholders’ equity will increase from $3.7 billion to $4.5 billion and total cash and invested assets will increase from $7.0 billion to $9.4 billion on a pro forma basis. RenaissanceRe expects to achieve approximately $30 million of run-rate annual cost savings and to realize meaningful capital efficiencies from the combination.

The agreement has been unanimously approved by both companies’ Boards of Directors. The transaction is expected to close in the first half of 2015 and is subject to customary regulatory approvals as well as the approval of Platinum’s shareholders.

Morgan Stanley & Co. LLC is acting as financial advisor to RenaissanceRe in connection with the transaction and Willkie Farr & Gallagher LLP as legal counsel. Wachtell, Lipton, Rosen & Katz is acting as legal counsel to RenaissanceRe’s Board of Directors in connection with the transaction.

Conference Call and Webcast:

RenaissanceRe will conduct an investor conference call on November 24, 2014 at 9:00 a.m. Eastern Time to discuss the transaction with interested investors and shareholders. On the call will be RenaissanceRe’s President and CEO, Kevin J. O’Donnell, and Executive Vice President and Chief Financial Officer, Jeffrey D. Kelly.

The details of the call are as follows:

Date: November 24, 2014

Time: 9:00 a.m. Eastern Time

Toll-free number (U.S. callers): 1 (877) 512-9165

International callers: 1 (706) 679-5795

Passcode: 38834873

Please dial in five to ten minutes prior to the start of the call.

In addition, interested persons may listen to the call, and access a slide presentation to be referenced during the call, via the website of RenaissanceRe at www.renre.com.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. The Company’s business consists of three reportable segments: (1) Catastrophe Reinsurance, which includes catastrophe reinsurance and certain property catastrophe joint ventures managed by the Company’s ventures unit; (2) Specialty Reinsurance, which includes specialty reinsurance and certain specialty joint ventures managed by the Company’s ventures unit; and (3) Lloyd’s, which includes reinsurance and insurance business written through RenaissanceRe Syndicate 1458.

Cautionary Statement Regarding Forward-Looking Statements

Any forward-looking statements made in this press release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the following: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to obtain Platinum’s shareholder approval or the failure to satisfy other conditions to completion of the merger, including receipt of regulatory approvals; risks that the proposed transaction disrupts each company’s current plans and operations; the ability to retain key personnel; the ability to recognize the benefits of the merger; the amount of the costs, fees, expenses and charges related to the merger; the frequency and severity of catastrophic and other events; uncertainties in the companies’ reserving processes; the lowering or loss of any of the financial strength, claims paying or enterprise wide risk management ratings of either company or their respective subsidiaries or joint ventures; risks associated with appropriately modeling, pricing for, and contractually addressing new or potential factors in loss emergence; risks that the companies might be bound to policyholder obligations beyond their underwriting intent; risks due to the companies’ reliance on a small and decreasing number of reinsurance brokers and other distribution services; risks relating to operating in a highly competitive environment; risks relating to deteriorating market conditions; the risk that the companies’ customers may fail to make premium payments due to them; the risk of failures of the companies’ reinsurers, brokers or other counterparties to honor their obligations to the companies; a contention by the Internal Revenue Service that Renaissance Reinsurance Ltd., Platinum Underwriters Bermuda, Ltd. or any of the companies’ other Bermuda subsidiaries, is subject to U.S. taxation; other risks relating to potential adverse tax developments; risks relating to adverse legislative developments; risks associated with the companies’ investment portfolios; changes in economic conditions or inflation; and other factors affecting future results disclosed in RenaissanceRe’s and Platinum’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

Additional Information About the Proposed Merger and Where to Find It

This press release relates to a proposed merger between RenaissanceRe and Platinum that will become the subject of a registration statement on Form S-4, which will include a proxy statement/prospectus, to be filed with the U.S. Securities and Exchange Commission (the “SEC”) that will provide full details of the proposed merger and the attendant benefits and risks. This press release is not a substitute for the proxy statement/prospectus or any other document that RenaissanceRe or Platinum may file with the SEC or that Platinum may send to its shareholders in connection with the proposed merger. Investors and Platinum security holders are urged to read the registration statement on Form S-4, including the definitive proxy statement/prospectus, and all other relevant documents filed with the SEC or sent to Platinum shareholders as they become available because they will contain important information about the proposed merger. All documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain documents filed by RenaissanceRe with the SEC by contacting RenaissanceRe’s Legal Department at RenaissanceRe Holdings Ltd., Renaissance House, 12 Crow Lane, Pembroke HM 19 Bermuda, or via e-mail at investorrelations@renre.com; and you may obtain copies of documents filed by Platinum with the SEC by contacting Platinum’s Legal Department at Platinum Underwriters Holdings, Ltd., Waterloo House, 100 Pitts Bay Road, Pembroke, Bermuda HM08, or visiting Platinum’s website at www.platinumre.com. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

Participants in the Solicitation

RenaissanceRe, Platinum and their respective directors and executive officers may be deemed to be participants in any solicitation of proxies in connection with the proposed merger. Information about RenaissanceRe’s directors and executive officers is available in RenaissanceRe’s proxy statement dated April 10, 2014 for its 2014 Annual General Meeting of Shareholders. Information about Platinum’s directors and executive officers is available in Platinum’s proxy statement dated March 21, 2014 for its

2014 Annual General Meeting of Shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

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Investor Contact:

RenaissanceRe Holdings Ltd.

Rohan Pai, 1 (441) 295-4513

Director – Corporate Finance

Media Contact:

Kekst and Company

Peter Hill or Dawn Dover, 1 (212) 521-4800

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